Exhibit 99.1
For Release: Thursday, Oct. 23, 7:30 a.m. EDT

GM Reports Third Quarter Net Income of $1.4 Billion

•	EPS of $0.81 including net loss from special items of $(0.16) per share

•	EBIT-adjusted of $2.3 billion

DETROIT - General Motors Co. (NYSE: GM) today announced third quarter net income attributable to common stockholders of $1.4 billion, or $0.81 per diluted share. A net loss from special items reduced net income by $0.3 billion, or $(0.16) per diluted share.

Special items were primarily related to flood damage sustained at the GM Technical Center in Michigan and long-lived asset impairments in Russia.

“Strong global sales and growing margins in North America and China helped GM deliver very solid third quarter results,” said GM CEO Mary Barra. “Despite industry challenges in Russia and South America, our earnings were on plan as we continue to execute our customer-focused strategy.”

In the third quarter of 2013, GM’s net income attributable to common stockholders was $0.7 billion, or $0.45 per diluted share, which included a net loss from special items that reduced net income attributable to common stockholders by $0.9 billion, or $(0.51) per diluted share.

Earnings before interest and tax (EBIT) adjusted was $2.3 billion and included the impact of $0.2 billion in restructuring costs for actions taken in GM Europe. This compares to the third quarter of 2013, when the company recorded EBIT-adjusted of $2.6 billion, which included $0.1 billion in restructuring costs.

Net revenue in the third quarter of 2014 was $39.3 billion, compared to $39.0 billion in the third quarter of 2013. In the first nine months of 2014, revenue rose to $116.3 billion, up from $114.9 billion in the same period a year ago.

GM Results Overview (in billions except for per share amounts)

	Q3 2014	Q3 2013
Revenue	$39.3	$39.0
Net income attributable to common stockholders	$1.4	$0.7
Earnings per share (EPS) diluted	$0.81	$0.45
Impact of special items on EPS diluted	$(0.16)	$(0.51)
EBIT-adjusted	$2.3	$2.6
Automotive net cash flow from operating activities	$0.7	$3.3
Adjusted automotive free cash flow	$(0.8)	$1.3

Segment Results

1

•	GM North America reported EBIT-adjusted of $2.5 billion, compared with EBIT-adjusted of $2.2 billion in the third quarter of 2013.

•	GM Europe reported EBIT-adjusted of $(0.4) billion which includes restructuring costs of $(0.2) billion, compared with EBIT-adjusted of $(0.2) billion in the third quarter of 2013.

•	GM International Operations reported EBIT-adjusted of $0.3 billion, compared with EBIT-adjusted of $0.3 billion in the third quarter of 2013.

•	GM South America reported break-even results, compared with EBIT-adjusted of $0.3 billion in the third quarter of 2013.

•	GM Financial reported earnings before tax of $0.2 billion, compared to $0.2 billion in the third quarter of 2013.

Cash Flow and Liquidity

For the quarter, automotive cash flow from operating activities was $0.7 billion and automotive free cash flow adjusted was $(0.8) billion, which was down from $1.3 billion a year ago. The decline in automotive free cash flow adjusted was primarily related to one extra weekly payment cycle to suppliers during the quarter compared with the same quarter a year ago, and cash payments related to repairing recalled vehicles, including costs to expedite parts to dealers.

GM ended the quarter with total automotive liquidity of $36.6 billion. Automotive cash and marketable securities was $26.1 billion compared with $28.4 billion for the second quarter of 2014.

“Strong performance in North America, where we achieved a 9.5 percent margin, anchored our overall results,” said Chuck Stevens, GM executive vice president and chief financial officer. “We remain focused on flawlessly launching key vehicles globally in the coming months, while delivering a positive experience for our customers.”

Key vehicle launches taking place in the fourth quarter include the recently introduced GMC Canyon and Chevrolet Colorado mid-sized pickups in the U.S., the Cadillac ATS-L, Buick Envision and Chevrolet Cruze in China, and the Opel Corsa and ADAM ROCKS in Europe. The company also has introduced 4G LTE high-speed mobile broadband in 33 vehicles this year, more than the rest of the industry combined, and plans to introduce it on more than a dozen additional models by the end of 2015.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

# # #

CONTACTS:

Tom Henderson 313-410-2704 Global Financial Communications tom.e.henderson@gm.com	Randy Arickx 313-268-7070 GM Investor Relations randy.c.arickx@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “plans,” “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,”

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“appears,” “projected,” “potential,” “positioned,” “outlook,” “upside” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation of product recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; our ability to successfully integrate Ally Financial’s International Operations; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; costs and risks associated with litigation and government investigations including those related to our recent recalls; our ability to remain competitive in Korea and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

3

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted) and Automotive adjusted free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, related U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure, Income before income taxes (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Operating segments
GM North America (GMNA)	$2,452	$2,187	$4,394	$5,577
GM Europe (GME)(a)	(387)	(238)	(976)	(504)
GM International Operations (GMIO)(a)	259	323	826	1,027
GM South America (GMSA)	(32)	284	(269)	300
General Motors Financial Company, Inc. (GM Financial)(b)	205	239	684	673
Total operating segments(c)	2,497	2,795	4,659	7,073
Corporate and eliminations	(234)	(158)	(579)	(394)
EBIT-adjusted(c)	2,263	2,637	4,080	6,679
Special items	(321)	(48)	(2,027)	(114)
Automotive interest income	50	33	155	189
Automotive interest expense	(96)	(65)	(299)	(217)
Gain (loss) on extinguishment of debt	2	2	2	(238)
Net income (loss) attributable to noncontrolling interests	(29)	(12)	47	(28)
Income before income taxes	$1,869	$2,547	$1,958	$6,271
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of our Russian subsidiaries previously reported in our GMIO segment to our GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

(b)	GM Financial amounts represent income before income taxes-adjusted.

(c)
GM's automotive operations' interest income and interest expense are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Income before income taxes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

In the three months ended September 30, 2014 special items consisted of charges related to flood damage of $132 million in GMNA; property and intangible asset impairment charges of $194 million related to our Russian subsidiaries in GME; and other of $5 million.

In the nine months ended September 30, 2014 special items consisted of a catch-up adjustment related to the change in estimate for recall campaigns of $874 million and charges related to flood damage of $132 million in GMNA; property and intangible asset impairment charges of $194 million related to our Russian subsidiaries in GME; Venezuela currency devaluation of $419 million in GMSA; a charge related to the ignition switch recall compensation program of $400 million in Corporate; and other of $8 million.

In the three months ended September 30, 2013 special items consisted of Goodwill impairment charges of $48 million in GMIO, which is presented net of noncontrolling interests.

In the nine months ended September 30, 2013 special items consisted of the acquisition of GM Korea preferred shares of $67 million and Goodwill impairment charges of $48 million in GMIO, which is presented net of noncontrolling interests; Venezuela currency devaluation of $162 million in GMSA; and other of $29 million.

The following table summarizes the reconciliation of Automotive adjusted free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Automotive adjusted free cash flow	$(845)	$1,330	$1,347	$2,570
Less: Adjustments	53	—	53	71
Automotive free cash flow	(898)	1,330	1,294	2,499
Capital expenditures	1,642	1,941	5,052	5,770
Automotive net cash provided by operating activities	$744	$3,271	$6,346	$8,269

Adjustments to free cash flow included pension contributions of $53 million and $71 million related to the previously announced annuitization of the U.S. salaried pension plan in the nine months ended September 30, 2014 and 2013.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2014
Total net sales and revenue	$25,816	$5,226	$3,716	$3,202	$39		$37,999	$1,261	$(5)	$39,255

Expenditures for property	$1,219	$194	$111	$91	$27	$—	$1,642	$22	$—	$1,664

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,023	$282	$206	$92	$20	$(1)	$1,622	$248	$—	$1,870

Equity income	$5	$2	$490	$—	$—	$—	$497	$—	$—	$497

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2013(a)
Total net sales and revenue	$23,508	$5,376	$4,818	$4,381	$39		$38,122	$867	$(6)	$38,983

Expenditures for property	$1,458	$188	$165	$100	$25	$5	$1,941	$6	$—	$1,947

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$998	$88	$171	$111	$24	$—	$1,392	$145	$(2)	$1,535

Equity income	$2	$10	$424	$—	$—	$—	$436	$—	$—	$436

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2014
Total net sales and revenue	$75,891	$16,820	$10,548	$9,404	$113		$112,776	$3,549	$(13)	$116,312

Expenditures for property	$3,567	$587	$583	$216	$107	$(8)	$5,052	$37	$—	$5,089

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$3,336	$506	$482	$297	$55	$(3)	$4,673	$623	$—	$5,296

Equity income	$14	$7	$1,604	$—	$—	$—	$1,625	$—	$—	$1,625

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2013(a)
Total net sales and revenue	$69,982	$16,254	$13,982	$12,380	$114		$112,712	$2,243	$(13)	$114,942

Expenditures for property	$4,197	$562	$577	$353	$76	$5	$5,770	$10	$—	$5,780

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,938	$335	$560	$369	$47	$(1)	$4,248	$340	$(10)	$4,578

Equity income	$10	$28	$1,382	$—	$—	$—	$1,420	$—	$—	$1,420
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of its Russian subsidiaries previously reported in its GMIO segment to its GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	September 30, 2014	December 31, 2013
Worldwide Employment (in thousands)
GMNA	111	109
GME	38	37
GMIO	33	36
GMSA	29	31
GM Financial	6	6
Total Worldwide	217	219

U.S. - Salaried	39	36
U.S. - Hourly	52	51

Wholesale and Retail Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. Worldwide market share and vehicle sales data exclude the markets of Cuba, Iran, North Korea, Sudan and Syria. The joint venture agreements with SAIC-GM-Wuling Automobile Co., Ltd. (SGMW) and FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture retail vehicle sales in China.

Wholesale Vehicle Sales

The following table summarizes total wholesale vehicle sales of new motor vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
GMNA	834	775	2,471	2,413
GME(a)	273	287	869	866
GMIO(a)	159	233	478	690
GMSA	218	282	637	793
Worldwide	1,484	1,577	4,455	4,762
__________

(a)
In the three months ended March 31, 2014 GM changed its managerial and financial reporting structure to reclassify the results of its Russian subsidiaries previously reported in its GMIO segment to its GME segment. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail Vehicle Sales and Market Share

The following tables summarize total retail vehicle sales volume and market share by geographic region (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Retail Vehicle Sales
United States
Chevrolet - Cars	212	212	688	662
Chevrolet - Trucks	205	173	555	534
Chevrolet - Crossovers	98	93	300	297
Cadillac	46	50	128	133
Buick	57	57	171	158
GMC	134	112	366	333
Total United States	752	697	2,208	2,117
Canada, Mexico and Other	132	111	351	332
Total North America	884	808	2,559	2,449
Europe
Opel/Vauxhall	253	249	817	790
Chevrolet	31	95	140	266
Other	—	—	1	2
Total Europe	284	344	958	1,058
Asia/Pacific, Middle East and Africa
Chevrolet	330	320	976	968
Wuling	391	340	1,237	1,088
Buick	221	205	671	607
Holden	30	33	93	90
GMC	8	8	23	25
Cadillac	20	14	57	36
Other	65	53	156	160
Total Asia/Pacific, Middle East and Africa	1,065	973	3,213	2,974
South America
Chevrolet	215	271	637	766
Other	2	1	5	4
Total South America	217	272	642	770
Total Worldwide	2,450	2,397	7,372	7,251

North America vehicle sales primarily represent sales to the end customer. Europe (including Chevrolet Europe vehicle sales that will cease in 2015), Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales. Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies. Market Share information is based on retail vehicles sales volume. The vehicle sales at our China JVs presented in the following table are included in our retail vehicle sales (vehicles in thousands):

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
SAIC General Motors Sales Co., Ltd. (SGMS)	409	368	1,229	1,111
SGMW and FAW-GM	441	375	1,352	1,198

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Market Share
United States - Cars	13.3%	14.1%	14.3%	14.3%
United States - Trucks	24.3%	23.0%	22.9%	23.7%
United States - Crossovers	16.6%	17.3%	17.1%	17.9%
Total United States	17.3%	17.3%	17.4%	17.6%
Total North America	16.8%	16.7%	16.9%	17.0%
Total Europe	6.5%	7.8%	6.8%	7.7%
Total Asia/Pacific, Middle East and Africa	10.4%	9.9%	10.1%	9.8%
Total South America	16.4%	17.7%	16.5%	17.4%
Total Worldwide	11.5%	11.6%	11.3%	11.5%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	23.9%	22.8%	29.6%	27.6%
% Fleet Sales - Trucks	23.3%	20.5%	22.9%	24.1%
% Fleet Sales - Crossovers	19.0%	14.4%	20.9%	19.5%
Total Vehicles	22.4%	19.8%	24.9%	24.3%

North America Capacity Utilization	100.0%	96.8%	103.6%	99.1%

General Motors Company and Subsidiaries
Consolidating Income Statements
(In millions)
(Unaudited)

	Three Months Ended September 30, 2014				Three Months Ended September 30, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$37,999	$—	$—	$37,999	$38,122	$—	$(2)	$38,120
GM Financial	—	1,261	(5)	1,256	—	867	(4)	863
Total net sales and revenue	37,999	1,261	(5)	39,255	38,122	867	(6)	38,983
Costs and expenses
Automotive cost of sales	34,058	—	(4)	34,054	33,172	—	(6)	33,166
GM Financial operating and other expenses	—	1,053	—	1,053	—	628	(3)	625
Automotive selling, general and administrative expense	2,921	—	—	2,921	2,876	—	—	2,876
Goodwill impairment charges	—	—	—	—	60	—	—	60
Total costs and expenses	36,979	1,053	(4)	38,028	36,108	628	(9)	36,727
Operating income	1,020	208	(1)	1,227	2,014	239	3	2,256
Automotive interest expense	97	—	(1)	96	65	—	—	65
Interest income and other non-operating income, net	239	—	—	239	(83)	—	1	(82)
Gain on extinguishment of debt	2	—	—	2	2	—	—	2
Equity income	497	—	—	497	436	—	—	436
Income before income taxes	1,661	208	—	1,869	2,304	239	4	2,547
Income tax expense	385	42	—	427	756	85	1	842
Net income	1,276	166	—	1,442	1,548	154	3	1,705
Net loss attributable to noncontrolling interests	29	—	—	29	12	—	—	12
Net income attributable to stockholders	$1,305	$166	$—	$1,471	$1,560	$154	$3	$1,717

	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$112,776	$—	$—	$112,776	$112,712	$—	$(8)	$112,704
GM Financial	—	3,549	(13)	3,536	—	2,243	(5)	2,238
Total net sales and revenue	112,776	3,549	(13)	116,312	112,712	2,243	(13)	114,942
Costs and expenses
Automotive cost of sales	104,042	—	(10)	104,032	99,609	—	(2)	99,607
GM Financial operating and other expenses	—	2,854	—	2,854	—	1,570	(14)	1,556
Automotive selling, general and administrative expense	9,205	—	—	9,205	8,753	—	—	8,753
Goodwill impairment charges	—	—	—	—	60	—	—	60
Total costs and expenses	113,247	2,854	(10)	116,091	108,422	1,570	(16)	109,976
Operating income (loss)	(471)	695	(3)	221	4,290	673	3	4,966
Automotive interest expense	302	—	(3)	299	219	—	(2)	217
Interest income and other non-operating income, net	409	—	—	409	343	—	(3)	340
Gain (loss) on extinguishment of debt	2	—	—	2	(238)	—	—	(238)
Equity income	1,625	—	—	1,625	1,420	—	—	1,420
Income before income taxes	1,263	695	—	1,958	5,596	673	2	6,271
Income tax expense (benefit)	(258)	207	—	(51)	1,760	232	1	1,993
Net income	1,521	488	—	2,009	3,836	441	1	4,278
Net (income) loss attributable to noncontrolling interests	(47)	—	—	(47)	28	—	—	28
Net income attributable to stockholders	$1,474	$488	$—	$1,962	$3,864	$441	$1	$4,306

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three and nine months ended September 30, 2013 GM used the if-converted method for calculating earnings per share.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Basic earnings per share
Net income attributable to stockholders	$1,471	$1,717	$1,962	$4,306
Less: cumulative dividends on preferred stock(a)	(87)	(1,019)	(263)	(1,449)
Net income attributable to common stockholders	$1,384	$698	$1,699	$2,857

Weighted-average common shares outstanding - basic	1,612	1,386	1,603	1,378
Basic earnings per common share	$0.86	$0.50	$1.06	$2.07
Diluted earnings per share
Net income attributable to stockholders	$1,471	$1,717	$1,962	$4,306
Add: preferred dividends to holders of Series B Preferred Stock		59		179
Less: cumulative dividends on preferred stock(a)	(87)	(1,019)	(263)	(1,449)
Less: earnings adjustment for dilutive stock compensation rights	(8)		(22)
Net income attributable to common stockholders	$1,376	$757	$1,677	$3,036
Weighted-average common shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,612	1,386	1,603	1,378
Dilutive effect of warrants and restricted stock units	79	155	87	146
Dilutive effect of conversion of Series B Preferred Stock		140		148
Weighted-average common shares outstanding - diluted	1,691	1,681	1,690	1,672

Diluted earnings per common share	$0.81	$0.45	$0.99	$1.82
________

(a)
Includes earned but undeclared dividends of $15 million on our Series A Preferred Stock in the three and nine months ended September 30, 2014 and 2013 and $20 million on our Series B Preferred stock in the three and nine months ended September 30, 2013.

General Motors Company and Subsidiaries
Consolidating Balance Sheets
(In millions)
(Unaudited)

	September 30, 2014				December 31, 2013
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$16,543	$1,517	$—	$18,060	$18,947	$1,074	$—	$20,021
Marketable securities	9,570	—	—	9,570	8,972	—	—	8,972
Restricted cash and marketable securities	159	1,216	—	1,375	31	1,216	—	1,247
Accounts and notes receivable, net	11,589	675	(1,372)	10,892	8,806	846	(1,117)	8,535
GM Financial receivables, net	—	15,776	(116)	15,660	—	14,340	(62)	14,278
Inventories	15,210	—	—	15,210	14,039	—	—	14,039
Equipment on operating leases, net	4,044	—	—	4,044	2,398	—	—	2,398
Deferred income taxes	9,719	259	—	9,978	10,195	154	—	10,349
Other current assets	1,661	188	2	1,851	1,531	130	1	1,662
Total current assets	68,495	19,631	(1,486)	86,640	64,919	17,760	(1,178)	81,501
Non-current Assets
Restricted cash and marketable securities	72	843	—	915	88	741	—	829
GM Financial receivables, net	—	15,604	—	15,604	—	14,354	—	14,354
Equity in net assets of nonconsolidated affiliates	7,983	—	—	7,983	8,094	—	—	8,094
Property, net	27,210	165	—	27,375	25,736	132	(1)	25,867
Goodwill	132	1,427	—	1,559	137	1,422	1	1,560
Intangible assets, net	5,041	44	—	5,085	5,603	64	1	5,668
GM Financial equipment on operating leases, net	—	5,796	—	5,796	—	3,383	—	3,383
Deferred income taxes	23,469	105	—	23,574	22,620	116	—	22,736
Other assets	2,877	147	(647)	2,377	2,853	112	(613)	2,352
Total non-current assets	66,784	24,131	(647)	90,268	65,131	20,324	(612)	84,843
Total Assets	$135,279	$43,762	$(2,133)	$176,908	$130,050	$38,084	$(1,790)	$166,344
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$24,713	$1,082	$(1,022)	$24,773	$23,550	$589	$(518)	$23,621
Short-term debt and current portion of long-term debt
Automotive	1,043	—	(465)	578	1,223	—	(659)	564
GM Financial	—	12,808	—	12,808	—	13,594	—	13,594
Accrued liabilities	28,437	732	1	29,170	23,980	653	—	24,633
Total current liabilities	54,193	14,622	(1,486)	67,329	48,753	14,836	(1,177)	62,412
Non-current Liabilities
Long-term debt
Automotive	6,753	—	—	6,753	6,574	—	(1)	6,573
GM Financial	—	20,966	—	20,966	—	15,452	—	15,452
Postretirement benefits other than pensions	5,815	—	—	5,815	5,897	—	—	5,897
Pensions	18,013	98	—	18,111	19,378	105	—	19,483
Other liabilities and deferred income taxes	13,699	1,319	(647)	14,371	12,748	1,217	(612)	13,353
Total non-current liabilities	44,280	22,383	(647)	66,016	44,597	16,774	(613)	60,758
Total Liabilities	98,473	37,005	(2,133)	133,345	93,350	31,610	(1,790)	123,170
Commitments and contingencies
Equity
Series A preferred stock	3,109	—	—	3,109	3,109	—	—	3,109
Common stock	16	—	—	16	15	—	—	15
Additional paid-in capital	28,832	—	—	28,832	28,780	—	—	28,780
Retained earnings	7,011	6,964	—	13,975	7,353	6,463	—	13,816
Accumulated other comprehensive income (loss)	(2,723)	(207)	—	(2,930)	(3,124)	11	—	(3,113)
Total stockholders’ equity	36,245	6,757	—	43,002	36,133	6,474	—	42,607
Noncontrolling interests	561	—	—	561	567	—	—	567
Total Equity	36,806	6,757	—	43,563	36,700	6,474	—	43,174
Total Liabilities and Equity	$135,279	$43,762	$(2,133)	$176,908	$130,050	$38,084	$(1,790)	$166,344

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013
	Automotive	GM Financial	Reclassification(a)	Consolidated	Automotive	GM Financial	Consolidated
Net cash provided by operating activities	$6,346	$1,382	$(834)	$6,894	$8,269	$1,303	$9,572
Cash flows from investing activities
Expenditures for property	(5,052)	(37)	—	(5,089)	(5,770)	(10)	(5,780)
Available-for-sale marketable securities, acquisitions	(6,203)	—	—	(6,203)	(4,247)	—	(4,247)
Trading marketable securities, acquisitions	(1,426)	—	—	(1,426)	(3,214)	—	(3,214)
Available-for-sale marketable securities, liquidations	5,242	—	—	5,242	2,777	—	2,777
Trading marketable securities, liquidations	1,696	—	—	1,696	5,311	—	5,311
Acquisition of companies, net of cash acquired	(5)	(46)	—	(51)	(4)	(2,107)	(2,111)
Proceeds from sale of business units/investments, net of cash disposed	1	—	—	1	(65)	—	(65)
Increase in restricted cash and marketable securities	(199)	(473)	—	(672)	(269)	(425)	(694)
Decrease in restricted cash and marketable securities	82	286	—	368	642	319	961
Purchases of finance receivables	—	(11,658)	834	(10,824)	—	(6,966)	(6,966)
Principal collections and recoveries on finance receivables	—	8,124	—	8,124	—	5,092	5,092
Purchases of leased vehicles, net	—	(3,169)	—	(3,169)	—	(1,733)	(1,733)
Proceeds from termination of leased vehicles	—	395	—	395	—	142	142
Other investing activities	187	(4)	—	183	(72)	10	(62)
Net cash used in investing activities	(5,677)	(6,582)	834	(11,425)	(4,911)	(5,678)	(10,589)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(23)	(913)	—	(936)	69	—	69
Proceeds from issuance of debt (original maturities greater than three months)	598	21,250	—	21,848	5,195	15,873	21,068
Payments on debt (original maturities greater than three months)	(619)	(14,907)	—	(15,526)	(1,472)	(12,242)	(13,714)
Payments to purchase stock	(168)	—	—	(168)	(2,438)	—	(2,438)
Dividends paid (including charge related to purchase of Series A Preferred Stock)	(1,781)	—	—	(1,781)	(1,519)	—	(1,519)
Other financing activities	30	(107)	—	(77)	(78)	(69)	(147)
Net cash provided by (used in) financing activities	(1,963)	5,323	—	3,360	(243)	3,562	3,319
Effect of exchange rate changes on cash and cash equivalents	(748)	(42)	—	(790)	(366)	(3)	(369)
Net transactions with Automotive/GM Financial	(362)	362	—	—	(1,283)	1,283	—
Net increase (decrease) in cash and cash equivalents	(2,404)	443	—	(1,961)	1,466	467	1,933
Cash and cash equivalents at beginning of period	18,947	1,074	—	20,021	17,133	1,289	18,422
Cash and cash equivalents at end of period	$16,543	$1,517	$—	$18,060	$18,599	$1,756	$20,355
_____

(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.